EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-203789, 333-203790, 333-211444, 333-237905, 333-266040, and 333-279085 on Form S-8, No. 333-229931 and 333-262172 on Form S-4, and No. 333-266041 on Form S-3ASR) of our report dated February 12, 2025, with respect to the consolidated financial statements of Entegris, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Minneapolis, Minnesota
February 12, 2025